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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2002 relating to the consolidated financial statements, which appears in the 2001 Annual Report to Shareholders of UCBH Holdings, Inc., which is incorporated by reference in UCBH Holdings' Annual Report on Form 10-K for the year ended December 31, 2001.

        We also consent to the incorporation by reference in this Registration Statement of our report dated May 21, 2001 relating to the financial statements, which appears in the Annual Report of the United Commercial Bank Savings Plus Plan on Form 11-K for the year ended December 31, 2000.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
San Francisco, California
March 11, 2002